Exhibit 1.1

Execution Version

NEW SOURCE ENERGY PARTNERS L.P.

Common Units Representing Limited Partner Interests

EQUITY DISTRIBUTION AGREEMENT

October 3, 2014

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with BMO Capital Markets Corp., a Delaware corporation (“BMOCM”), with respect to the issuance and sale from time to time by the Partnership of common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate offering price of up to $50,000,000 (the “Maximum Amount”) through or to BMOCM, as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement.

The Partnership is managed by New Source Energy GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner,” and together with the Partnership, collectively, the “Partnership Parties”).

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-195129) for the registration of the Common Units (the “registration statement”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”). Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to BMOCM, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time. Except where the context requires, the term “Basic Prospectus” means the prospectus dated April 8, 2014, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, the term “Prospectus Supplement” means the most recent prospectus supplement relating to the Common Units, to be filed by the Partnership with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to BMOCM in connection with the offering of the Common Units. Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(w) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(e). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Partnership confirms its agreement with BMOCM as follows:

1. Sale and Delivery of the Common Units.

(a) Agency Transactions. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership and BMOCM agree that the Partnership may issue and sell through BMOCM, as sales agent for the Partnership, the Common Units (an “Agency Transaction”) as follows:

(i) The Partnership may, from time to time, propose to BMOCM the terms of an Agency Transaction by means of a telephone call (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from any of the individuals listed as authorized representatives of the Partnership on Schedule 1 hereto (each, an “Authorized Partnership Representative”), such proposal to include: the trading day(s) for the New York Stock Exchange (the “NYSE”) (which may not be a day on which the NYSE is scheduled to close prior to its regular weekday closing time) on which the Common Units are to be sold (each, a “Trading Day”); the maximum number of Common Units that the Partnership wishes to sell in the aggregate and on each Trading Day; and the minimum price at which the Partnership is willing to sell the Common Units (the “Floor Price”).

(ii) If such proposed terms for an Agency Transaction are acceptable to BMOCM, it shall confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to an Authorized Partnership Representative.

(iii) Subject to the terms and conditions hereof, BMOCM shall use its commercially reasonable efforts to sell all of the Common Units designated in, and subject to the terms of, such Agency Transaction Notice. BMOCM shall not sell any Common Unit at a price lower than the Floor Price. The Partnership acknowledges and agrees with BMOCM that (x) there can be no assurance that BMOCM will be successful in selling all or any of such Common Units, (y) BMOCM shall incur no liability or obligation to the Partnership or any other person or entity if it does not sell any Common Units for any reason and (z) BMOCM shall be under no obligation to purchase any Common Units on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction pursuant to this Agreement and the relevant Terms Agreement).

(iv) The Partnership, acting through an Authorized Partnership Representative, or BMOCM may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of the Common Units; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Common Units sold hereunder prior to the giving of such notice.

(v) If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Common Units shall be sold on more than one Trading Day, then the Partnership and BMOCM shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(vi) BMOCM, as sales agent in an Agency Transaction, shall not make any sales of the Common Units on behalf of the Partnership, pursuant to this Agreement, other than (x) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectus (as defined below) in accordance with Rule 153 of the Rules and Regulations (as defined below) and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Rules and Regulations and (y) such other sales of the Common Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and BMOCM in writing.

(vii) The compensation to BMOCM for sales of the Common Units in an Agency Transaction with respect to which BMOCM acts as sales agent hereunder shall be up to 2% of the gross offering proceeds of the Common Units sold pursuant to this Agreement. BMOCM shall provide written confirmation to the Partnership (which may be provided by email to an Authorized Partnership Representative) following the close of trading on the NYSE on each Trading Day on which Common Units are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Common Units sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Partnership to BMOCM with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).

(viii) Settlement for sales of the Common Units in an Agency Transaction pursuant to this Agreement shall occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Agency Settlement Date”). On each Agency Settlement Date, the Common Units sold through BMOCM in Agency Transactions for settlement on such date shall be issued and delivered by the Partnership to BMOCM against payment by BMOCM to the Partnership of the Net Offering Proceeds from the sale of such Common Units. Settlement for all such Common Units shall be effected by free delivery of the Common Units by the Partnership or its transfer agent to BMOCM’s or its designee’s account (provided that BMOCM shall have given the Partnership written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Units in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Common Units on any Agency Settlement Date, the Partnership shall (i) hold BMOCM harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (ii) pay BMOCM any commission to which it would otherwise be entitled absent such default.

(b) Principal Transactions. If the Partnership wishes to issue and sell the Common Units other than as set forth in subsection (a) of this Section 1 (each, a “Principal Transaction”), the Partnership will notify BMOCM of the proposed terms of such Principal Transaction. If BMOCM, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, BMOCM and the Partnership will enter into an agreement in substantially the form of Exhibit B hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Common Units to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”). The terms set forth in a Terms Agreement shall not be binding on the Partnership or BMOCM unless and until each of the Partnership and BMOCM has executed such Terms Agreement accepting all of such terms. The commitment of BMOCM to purchase the Common Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

(c) Maximum number of Common Units. Under no circumstances shall the Partnership propose to BMOCM, or BMOCM effect, a sale of Common Units in an Agency Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Common Units sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number of Common Units sold to exceed the number of Common Units available for offer and sale under the then effective Registration Statement (as defined below) or (iii) cause the number of Common Units sold pursuant to this Agreement to exceed the number of Common Units authorized from time to time to be issued and sold pursuant to this Agreement by the board of directors of the General Partner, or a duly authorized committee thereof, and notified to BMOCM in writing.

(d) Regulation M. If either party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Common Units, it shall promptly notify the other party and sales of Common Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(e) Black-out Periods. Notwithstanding any other provision of this Agreement, no sales of Common Units shall take place, the Partnership shall not request the sales of any Common Units that would be sold and BMOCM shall not be obligated to sell or offer to sell any Common Units, during any period in which the Partnership is in possession of material non-public information with respect to the Partnership.

(f) Continuing Accuracy of Representations and Warranties. Any obligation of BMOCM to use its commercially reasonable efforts to sell the Common Units on behalf of the Partnership as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

2. Representations and Warranties of the Partnership. The Partnership Parties, jointly and severally, represent and warrant to, and covenant with, BMOCM as follows:

(a) The Registration Statement and any post-effective amendment thereto have become effective. The Partnership has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Partnership, are contemplated or threatened by the Commission.

(b) (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to BMOCM pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale, (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Common Units (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Basic Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations. The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to BMOCM furnished in writing to the Partnership by BMOCM specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto). “Time of Sale” means, (i) with respect to an Agency Transaction, the time of BMOCM’s initial entry into contracts with investors for the sale of such Common Units and (ii) with respect to a Principal Transaction, the time of sale of such Common Units.

(c) The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) For purposes of each offering of the Common Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(e) Each of the Partnership Parties has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its formation or organization, has full limited partnership or limited liability company, as applicable, power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operation or prospects of the Partnership Parties, taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i) or (ii) being herein referred to as a “Material Adverse Effect”).

(f) The General Partner has full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement and the Prospectus.

(g) This Agreement has been duly authorized, executed and delivered by the Partnership and the General Partner.

(h) As of the date hereof (and prior to the issuance of the Common Units as contemplated by this Agreement), the issued and outstanding partnership interests of the Partnership will consist of 15,440,381 Common Units, 2,205,000 subordinated units, 155,102 General Partner units and certain incentive distribution rights described in the Partnership Agreement.

(i) The Common Units to be sold by the Partnership have been duly authorized for issuance and sale to BMOCM pursuant to this Agreement and, when issued and delivered by the Partnership in accordance with the terms of this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required by the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time (as so amended, the “Partnership Agreement”) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).

(j) The Common Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(k) Except as described in the Registration Statement and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Parties or (ii) outstanding options or warrants to purchase any securities of the Partnership Parties. Neither the filing of the Registration Statement nor the offering or sale of the Common Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(l) Neither the execution and delivery by the Partnership or General Partner of, nor the performance by the Partnership or General Partner of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Partnership or General Partner pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Partnership or General Partner; (ii) the formation, governance or other organizational documents of the Partnership or General Partner; or (iii) any contract, agreement, obligation, covenant or instrument to which the Partnership or General Partner (or any of their respective assets) is subject or bound, except for such liens, charges or encumbrances that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership or General Partner to consummate any transactions provided for in this Agreement.

(m) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the Partnership’s unitholders, is required in connection with the issuance and sale of the Common Units or the consummation of the transactions contemplated hereby, other than (i) registration of the issuance and sale of the Common Units under the Securities Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Common Units are being offered by the BMOCM, (iii) under the FINRA Conduct Rules, (iv) consents that have been, or will be obtained, (v) consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated hereby or (vi) consents described in the Registration Statement and the Prospectus.

(n) There are no actions, suits, claims, investigations or proceedings (collectively, “Actions”) pending or, to the Partnership’s or General Partner’s knowledge, threatened or contemplated to which the Partnership or General Partner or any of their respective directors or officers is or would be a party or of which any of the Partnership’s assets is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), other than such Actions that are accurately described in the Registration Statement and the Prospectus or such Actions that, if resolved adversely to the Partnership or General Partner, would not, individually or in the aggregate, have a Material Adverse Effect. There are no Actions that are required to be described in the Registration Statement and the Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o) The Partnership is not, and after giving effect to the offering and sale of the Common Units and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) The Partnership’s securities are not rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(q) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations thereunder.

(r) The historical financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the financial position of the Partnership as of the dates indicated and the results of operations, cash flows and changes in partners’ equity of the Partnership as of the dates and for the periods specified and have been prepared in compliance with the requirements of Regulation S-X of the Securities Act in all material respects and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise noted therein); the pro forma adjustments or data included in the Registration Statement and the Prospectus, if any, comply with the applicable accounting requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the assumptions used in the preparation of such pro forma adjustments and data are reasonable, the pro forma adjustments within such financial statements are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied in all material respects to the historical amounts in the compilation of those statements and data; the selected historical financial and operating information set forth under the caption “Selected Financial Data” in our 2013 annual report on Form 10-K incorporated by reference into the Registration Statement and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited financial statements from which it has been derived, unless expressly noted otherwise; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not so included as required; and all disclosures contained in Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(s) Ralph E. Davis Associates, Inc. (“RED”), whose report as of December 31, 2013 (the “Reserve Report”), is contained in the Registration Statement and the Prospectus, was as of the date of the Reserve Report, and is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to the Partnership.

(t) The oil and natural gas reserve estimates of the Partnership as of December 31, 2013 contained in the Registration Statement and the Prospectus are derived from the Reserve Report prepared by RED, and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Partnership at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(u) As of the date hereof, the Partnership Parties (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent relating to exposure to pollutants, contaminants, or hazardous or toxic substances or wastes), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have timely applied for or received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval received, except where such noncompliance with Environmental Laws, such failure to timely apply for or receive required permits, licenses or other approvals or such failure to comply with the terms and conditions of such permits, licenses or approvals received would not have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Partnership Parties and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities with the Common Units registered pursuant to the Registration Statement.

(v) Since the last date of the audited financial statements included in the Registration Statement and the Prospectus, and the respective dates as of which information is given in each of the Registration Statement and the Prospectus in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the assets, business, condition (financial or otherwise), management, results of operations or earnings of the Partnership Parties, taken as a whole.

(w) As of the date hereof, the Partnership Parties have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Partnership Parties, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Parties; and any real property and buildings held under lease by the Partnership Parties are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Partnership Parties, in each case except as described in the Registration Statement and the Prospectus.

(x) Other than would not reasonably be expected to have a Material Adverse Effect, the Partnership owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Partnership and General Partner are unaware of any claim to the contrary or any challenge by any other person to the rights of the Partnership with respect to the Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect.

(y) No material labor dispute with the employees of the Partnership Parties or any of their respective subsidiaries exists, except as described in the Registration Statement or the Prospectus, or, to the knowledge of the Partnership Parties, is imminent; and the Partnership Parties are not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors including, without limitation, New Dominion, LLC, an Oklahoma limited liability company, that could reasonably be expected to have a Material Adverse Effect.

(z) As of the effective date of the Registration Statement, the Partnership and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such were, and are, in compliance in all material respects with (i) all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are then in effect and with which any of them is required to comply, including Section 402 related to loans, and (ii) the rules of the NYSE that are effective and applicable to the Partnership.

(aa) As of the date hereof, the Partnership Parties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and each of the Partnership Parties do not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(bb) The Partnership maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act). The Partnership’s internal control over financial reporting has been designed by the General Partner’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and is effective in performing the functions for which it was established. Except as described in the Registration Statement and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Partnership’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Partnership’s ability to record, process, summarize and report financial information, and (ii) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(cc) The Partnership maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(dd) Neither of the Partnership Parties has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements described in the Registration Statement or the Prospectus, or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Partnership Parties or, to the Partnership Parties’ knowledge, any other party to any such contract or agreement.

(ee) Neither of the Partnership Parties nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Common Units.

(ff) None of the Partnership Parties, its directors or officers, nor, to the knowledge of the Partnership, any agent, employee or affiliate of any Partnership Entity (in their capacity as directors, officers, agents, employees or affiliates) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg) The operations of the Partnership Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(hh) None of the Partnership Parties, its directors or officers nor, to the knowledge of the Partnership, any agent, employee or affiliate of the Partnership Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Common Units hereunder or under any Terms Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary of the Partnership, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) None of the Partnership Parties is party to any contract, agreement or understanding with any person (other than this Agreement) that would reasonably be expected to give rise to a valid claim against the Partnership Parties or BMOCM for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Common Units.

3. Agreements of the Partnership. The Partnership covenants and agrees with BMOCM as follows:

(a) Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The Partnership shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (including, without limitation, by filing any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus), unless a copy of such amendment or supplement thereto (or such document) shall first have been submitted to BMOCM within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and BMOCM shall not have objected thereto.

(b) Material Misstatements or Omissions and Other Compliance with Applicable Law. If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of BMOCM it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to file any document in order to comply with the Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, the Partnership shall promptly (i) notify BMOCM of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare (subject to subsections (a) and (g) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act, (y) file with the Commission such amendment, supplement or document in order to comply with the Act or the Exchange Act (and use its reasonable efforts to have such amendment or supplement to be declared effective as soon as possible) and (z) furnish at its own expense to BMOCM as many copies as BMOCM may reasonably request of such amendment, supplement or document.

(c) Notifications to BMOCM. The Partnership shall notify BMOCM promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Common Units for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Partnership makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (v) of receipt by the Partnership or any representative of the Partnership of any other communication from the Commission relating to the Partnership, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any preliminary prospectus. If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Partnership shall use its reasonable efforts to obtain the withdrawal of such order at the earliest possible moment. The Partnership shall use its reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify BMOCM promptly of all such filings.

(d) Prospectus. Promptly after the effective date of the Registration Statement, and thereafter from time to time, the Partnership shall furnish to BMOCM, without charge, as many copies of the Prospectus and any amendment or supplement thereto as BMOCM may reasonably request (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) via electronic mail in “.pdf” format and, at BMOCM’s request, to furnish copies of the Prospectus to the NYSE and each other exchange or market on which sales of the Common Units were or are expected to be effected, in each case, as may be required by the rules or regulations of the NYSE or such other exchange or market. The Partnership consents to the use of the Prospectus and any amendment or supplement thereto by BMOCM during the Prospectus Delivery Period. If BMOCM is required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Common Units after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of BMOCM, and at the Partnership’s own expense, the Partnership shall prepare and deliver to BMOCM as many copies as BMOCM may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(e) Permitted Free Writing Prospectuses. The Partnership represents and agrees that it has not made and, unless it obtains the prior consent of BMOCM, shall not make, any offer relating to the Common Units that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Partnership under Rule 433 of the Rules and Regulations; provided that the prior written consent of BMOCM hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 2 hereto. Any such free writing prospectus consented to by BMOCM is herein referred to as a “Permitted Free Writing Prospectus.” The Partnership represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping. The Partnership agrees not to take any action that would result in BMOCM or the Partnership being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of BMOCM that BMOCM otherwise would not have been required to file thereunder.

(f) Registration Statement Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Common Units (the “Renewal Deadline”), any of the Common Units remain unsold by BMOCM, the Partnership shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsection (a) of this Section 3), a new shelf registration statement relating to the Common Units, in a form satisfactory to BMOCM, (ii) use its reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Common Units to continue as contemplated herein and in the expired registration statement relating to the Common Units. References herein to the Registration Statement relating to the Common Units shall include such new shelf registration statement.

(g) Compliance with Blue Sky Laws. The Partnership shall cooperate with BMOCM and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Common Units for the offering and sale under the securities or Blue Sky laws of such jurisdictions as BMOCM may request, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Common Units; provided, however, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Common Units).

(h) Delivery of Financial Statements. During the period of five years commencing on the later of the date hereof and the effective date of the Registration Statement for the distribution of the Common Units, the Partnership shall furnish to BMOCM copies of such financial statements and other periodic and special reports as the Partnership may from time to time distribute generally to the holders of Common Units, and shall furnish to BMOCM a copy of each annual or other report it shall be required to file with the Commission.

(i) Availability of Earnings Statements. The Partnership shall make generally available to holders of its securities and BMOCM as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date of the Registration Statement occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) covering the period of 12 months commencing after such effective date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(j) Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership shall pay, or reimburse if paid by BMOCM, all costs and expenses incident to the performance of the obligations of the Partnership under this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Common Units within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of certificates representing the Common Units, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Common Units by BMOCM, (v) the listing of the Common Units on the NYSE, (vi) any filings required to be made by BMOCM with the Financial Industry Regulatory Authority, and the fees, disbursements and other charges of counsel for BMOCM in connection therewith, (vii) the registration or qualification of the Common Units for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (i) of this Section 3, including the fees, disbursements and other charges of counsel to BMOCM in connection therewith, and, if requested by BMOCM, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, (viii) counsel to the Partnership, (ix) The Depository Trust Partnership and any other depositary, transfer agent or registrar for the Common Units, (x) BDO, GT and Briggs & Veselka (each as defined below), (xi) all out-of-pocket fees, disbursements and other charges of BMOCM incurred in connection with the offering, including, without limitation, the fees and disbursements of counsel to BMOCM and (xii) all fees, costs and expenses for consultants used by the Partnership in connection with the offering.

(k) No Stabilization or Manipulation. The Partnership shall not at any time, directly or indirectly (including, without limitation, through the subsidiaries), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the Common Units to facilitate the sale or resale of any of the Common Units.

(l) Clear Market. The Partnership shall not offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or warrants or other rights to acquire Common Units or any other securities of the Partnership that are substantially similar to the Common Units or permit the registration under the Act of any Common Units, in each case without giving BMOCM at least three business days’ prior written notice specifying the nature and date of such proposed transaction. Notwithstanding the foregoing, the Partnership may (i) register the offering and sale of the Common Units through BMOCM pursuant to this Agreement, (ii) issue Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) issue Common Units or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership or (iv) issue Common Units pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Partnership. If notice of a proposed transaction is provided by the Partnership pursuant to this subsection (o), BMOCM may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by BMOCM.

(m) Stock Exchange Listing. To use its reasonable efforts to effect the listing of the Common Units on the NYSE, subject to notice of issuance.

(n) Additional Notices. The Partnership shall notify BMOCM immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to BMOCM pursuant to Section 4 below.

(o) Representation Date Certificates. Upon commencement of the offering of the Common Units under this Agreement (and upon the recommencement of the offering of the Common Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Common Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless BMOCM shall otherwise reasonably request), (iii) BMOCM may reasonably request and (iv) Common Units are delivered to BMOCM pursuant to a Terms Agreement (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii), (iii) and (iv) above, a “Representation Date”), to furnish or cause to be furnished to BMOCM forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to BMOCM, to the effect that the statements contained in the certificate referred to in Section 4(c) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(p) Partnership Counsel Legal Opinions. On each Representation Date, the Partnership shall cause to be furnished to BMOCM, dated as of such date and addressed to BMOCM, in form and substance satisfactory to BMOCM, the written opinion of Vinson & Elkins L.L.P. (“Vinson & Elkins”), outside counsel for the Partnership, as described in Section 4(d), to the effect set forth in Exhibit C hereto but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Common Units under this Agreement such counsel may furnish BMOCM with a letter (a “Reliance Letter”) to the effect that BMOCM may rely on a prior opinion delivered under this Section 3(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(q) Comfort Letters. On each Representation Date, the Partnership shall cause BDO, GT and Briggs & Veselka to deliver to BMOCM the comfort letter(s) described in Section 4(f).

(r) Reserve Engineer Letters. On each Representation Date, the Partnership shall cause RED to deliver to BMOCM the reserve engineer letter(s) described in Section 4(g).

(s) Due Diligence. The Partnership shall reasonably cooperate with any reasonable due diligence review requested by BMOCM or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) prior to the open of trading on each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Partnership and, upon reasonable request, representatives of BDO, GT and Briggs & Veselka for an update on diligence matters with representatives of BMOCM and its counsel and (ii) at each Representation Date or otherwise as BMOCM may reasonably request, providing information and making available documents and appropriate officers of the Partnership and representatives of BDO, GT and Briggs & Veselka for one or more due diligence sessions with representatives of BMOCM and its counsel.

(t) BMOCM Trading. The Partnership hereby consents to BMOCM trading in the Common Units for BMOCM’s own account and for the account of its clients at the same time as sales of the Common Units pursuant to this Agreement.

(u) Deemed Representations and Warranties. The Partnership hereby agrees that each acceptance by it of an offer to purchase Common Units hereunder shall be deemed to be (i) an affirmation to BMOCM that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Common Units relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).

(v) Board Authorization. Prior to delivering notice of the proposed terms of an Agency Transaction or a Principal Transaction pursuant to Section 1 (or at such time as otherwise agreed between the Partnership and BMOCM), the Partnership shall have (i) obtained from the board of directors of the General Partner or a duly authorized subcommittee thereof all necessary authority for the sale of the Common Units pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to BMOCM a copy of the relevant board resolutions or other authority.

(w) Exchange Act Reports. The Partnership shall, subject to subsection (a) of this Section 3, (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Common Units sold through or to BMOCM under this Agreement, the net proceeds received by the Partnership from such sales and the compensation paid by the Partnership to BMOCM with respect to such sales. In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Partnership may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).

4. Conditions of the Obligations of BMOCM. The obligations of BMOCM hereunder are subject to (i) the accuracy of the representations and warranties of the Partnership on the date hereof, on each Representation Date and as of each Time of Sale and Settlement Date, (ii) the performance of the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Partnership, threatened by the Commission, (ii) no order suspending the qualification or registration of the

Common Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to BMOCM and BMOCM did not object thereto.

(b) No Material Adverse Changes. Since the date of the most recent financial statements of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Change.

(c) Officers’ Certificates. BMOCM shall have received, on each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the General Partner, in form and substance satisfactory to BMOCM, to the effect set forth in clauses (a) and (b) above and to the effect that:

(i) each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii) since the date of the most recent financial statements of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there has not been a Material Adverse Effect;

(iii) each of the representations and warranties of the Partnership contained in this Agreement are, as of such date and each Time of Sale subsequent to the immediately preceding Representation Date, if any, true and correct; and

(iv) the Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder.

(d) Opinions of Counsel to the Partnership. BMOCM shall have received, on each Representation Date, an opinion of Vinson & Elkins, outside counsel for the Partnership, dated such date and addressed to BMOCM, to the effect set forth in Exhibit C hereto.

(e) Opinion of Counsel to BMOCM. BMOCM shall have received, on Representation Date, an opinion of Latham & Watkins LLP, outside counsel for BMOCM, dated such date and addressed to BMOCM, in form and substance reasonably satisfactory to BMOCM.

(f) Accountants’ Comfort Letter. BMOCM shall have received from BDO USA, LLP (“BDO”), Grant Thornton LLP (“GT”) and Briggs & Veselka Co. (“Briggs & Veselka”) on each Representation Date, letters dated such date and addressed to BMOCM, in form and substance reasonably satisfactory to BMOCM, (i) confirming that each of BDO, GT and Briggs & Veselka is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the Public Partnership Accounting Oversight Board, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to underwriters in connection with registered public offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.

(g) Reserve Engineer Letter. BMOCM shall have received from RED on each Representation Date, letters dated such date and addressed to BMOCM, in form and substance reasonably satisfactory to BMOCM, covering the oil and gas reserves information in the Registration Statement and any Prospectus and other customary matters.

(h) Due Diligence. The Partnership shall have complied with all of its due diligence obligations required pursuant to Section 3(s).

(i) Compliance with Blue Sky Laws. The Common Units shall be qualified for sale in such states and jurisdictions as BMOCM may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.

(j) Stock Exchange Listing. The Common Units shall have been duly authorized for listing on the NYSE, subject only to notice of issuance at or prior to the applicable Settlement Date.

(k) Regulation M. The Common Units shall be “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(l) Additional Certificates. The Partnership shall have furnished to BMOCM such certificate or certificates, in addition to those specifically mentioned herein, as BMOCM may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date of the representations and warranties of the Partnership herein, as to the performance by the Partnership of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of BMOCM.

5. Indemnification.

(a) Indemnification of BMOCM. The Partnership shall indemnify and hold harmless BMOCM and its directors, officers, employees, agents and affiliates who have, or who are alleged to have, participated in the distribution of the Units as sales agents, and each person, if any, who controls BMOCM within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages

(including the reasonable cost of investigation), as incurred, to which they, or any of them, may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership shall not be liable to the extent that such loss, claim, liability, expense or damage arises out of or is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to BMOCM furnished in writing to the Partnership by BMOCM expressly for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(b) Indemnification of the Partnership. BMOCM shall indemnify and hold harmless the Partnership, its agents, each person, if any, who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the General Partner and each officer of the General Partner who signs the Registration Statement from and against any and all losses, claims, liabilities, expenses and damages (including the reasonable cost of investigation), as incurred, to which they, or any of them, may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to BMOCM furnished in writing to the Partnership by BMOCM expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus. This indemnity will be in addition to any liability that BMOCM might otherwise have.

(c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Partnership or BMOCM, the Partnership and BMOCM shall contribute to the total losses, claims, liabilities, expenses and damages to which the Partnership and BMOCM may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership on the one hand and BMOCM on the other. The relative benefits received by the Partnership on the one hand and BMOCM on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the sum of (i) the total compensation to BMOCM pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by BMOCM (in the case of one or more Principal Transactions pursuant to Terms Agreements). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Partnership, on the one hand, and BMOCM, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or BMOCM, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), BMOCM shall not be required to contribute any amount in excess of the sum of (i) the total compensation to BMOCM pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by BMOCM (in the case of one or more Principal Transactions pursuant to Terms Agreements), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the General Partner who signed the Registration Statement will have the same rights to contribution as the Partnership, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d).

(e) Survival. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of BMOCM, (ii) acceptance of any of the Common Units and payment therefor or (iii) any termination of this Agreement.

6. Termination.

(a) The Partnership may terminate this Agreement in its sole discretion at any time upon prior written notice to BMOCM. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Partnership, including, without limitation, in respect of compensation of BMOCM, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Common Units have been previously sold hereunder or under any Terms Agreement, only Section 3(l)), 5, 7(b), 7(d) and 7(g) of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any sale by the Partnership pursuant to a Terms Agreement, the obligations of the Partnership pursuant to such Terms Agreement and this Agreement may not be terminated by the Partnership without the prior written consent of BMOCM.

(b) BMOCM may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Partnership. Any such termination shall be without liability of any party to the other party, except that the provisions of Sections 2, 3 (except that if no Common Units have been previously sold hereunder or under any Terms Agreement, only

Section 3(l)), 5, 7(b), 7(d) and 7(g) of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any purchase by BMOCM pursuant to a Terms Agreement, BMOCM may, by written notice to the Partnership, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:

(i) trading of the Partnership’s Common Units shall have been suspended on the NYSE;

(ii) trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum prices shall have been generally established on any such exchange;

(iii) a general banking moratorium shall have been declared by Federal or New York State authorities; or

(iv) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Common Units on the terms and in the manner contemplated by the Prospectus.

(c) This Agreement shall remain in full force and effect until the earliest to occur of (A) termination of the Agreement pursuant to subsection (a) or (b) above or otherwise by mutual written agreement of the parties, and (B) such date that the aggregate gross sales process of the Common Units sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount, in each case except that the provisions of Sections 2, 3 (except that if no Common Units have been previously sold hereunder or under any Terms Agreement, only Section 3(l)), 5, 7(b), 7(d) and 7(g) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by BMOCM or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Common Units, such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).

7. Miscellaneous.

Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (i) if to the Partnership, at the office of the Partnership, 914 North Broadway Ave., Suite 230, Oklahoma City, Oklahoma 73102, Fax: (405) 272-3034, Attention: Kristian B. Kos., or (ii) if to BMOCM, at the offices of BMO Capital Markets Corp., 3 Times Square, New York, New York 10036. Any such notice shall be effective only upon receipt. Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of BMOCM, electronic mail to any Authorized Partnership Representative).

(a) No Third Party Beneficiaries. The Partnership acknowledges and agrees that BMOCM is acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Common Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person. Additionally, BMOCM is not advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and BMOCM shall have no responsibility or liability to the Partnership with respect thereto. Any review by BMOCM of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of BMOCM and shall not be on behalf of the Partnership.

(b) Survival of Representations and Warranties. All representations, warranties and agreements of the Partnership contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of BMOCM or any of their controlling persons and shall survive delivery of and payment for the Common Units hereunder.

(c) Disclaimer of Fiduciary Relationship. The Partnership acknowledges and agrees that (i) the purchase and sale of the Common Units pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership, on the one hand, and BMOCM, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, BMOCM owes no fiduciary duties to the Partnership or its securityholders, creditors, employees or any other party, (iii) BMOCM has not assumed nor will it assume any advisory or fiduciary responsibility in favor of the Partnership with respect to the offering of the Common Units contemplated by this Agreement or the process leading thereto (irrespective of whether BMOCM or its affiliates has advised or is currently advising the Partnership on other matters) and BMOCM has no obligation to the Partnership with respect to the offering of the Common Units contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) BMOCM and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership and (v) BMOCM has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Partnership has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(d) Governing Law. THIS AGREEMENT AND EACH TERMS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(e) Counterparts. This Agreement and each Terms Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) Survival of Provisions Upon Invalidity of Any single Provision. In case any provision in this Agreement or any Terms Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Waiver of Jury Trial. Each of the Partnership and BMOCM hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

(h) Titles and Subtitles. The titles of the sections and subsections of this Agreement and any Terms Agreement are for convenience and reference only and are not to be considered in construing this Agreement or such Terms Agreement.

(i) Entire Agreement. Other than the terms set forth in each Transaction Notice delivered hereunder and each Terms Agreement executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any Terms Agreement may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by BMOCM and the Partnership.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Partnership and BMOCM.

Very truly yours, NEW SOURCE ENERGY PARTNERS L.P.

By:	New Source Energy GP, LLC its General Partner

By:	/s/ Kristian B. Kos
Name: Kristian B. Kos
Title: President and Chief Executive Officer

NEW SOURCE ENERGY GP, LLC

By:	/s/ Kristian B. Kos
Name: Kristian B. Kos
Title: President and Chief Executive Officer

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Tom Carlson
Name: Tom Carlson
Title: Director

SCHEDULE 1

AUTHORIZED PARTNERSHIP REPRESENTATIVES

V. Bruce Thompson

Kristian B. Kos

SCHEDULE 2

ISSUER FREE WRITING PROSPECTUSES

None.

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EXHIBIT A

[Partnership Letterhead]

[            ], 20[    ]

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

VIA EMAIL

TRANSACTION NOTICE

Ladies and Gentlemen:

The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with BMOCM under, and pursuant to, that certain Equity Distribution Agreement between the Partnership and BMOCM, dated [            ], 20[    ] (the “Agreement”). Please indicate your acceptance of the proposed terms below. Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:

Trading Day(s) on which Common Units may be Sold:	[ ], 20[ ], [ ], 20[ ] . . . [ ], 20[ ]
Maximum Number of Common Units to be Sold in the Aggregate:	[ ]
Maximum Number of Common Units to be Sold on each Trading Day:	[ ]
Floor Price:	USD[ . ]

[Remainder of Page Intentionally Blank]

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NEW SOURCE ENERGY PARTNERS L.P.

By:	New Source Energy GP, LLC its General Partner

By:
Name:
Title:

NEW SOURCE ENERGY GP, LLC

By:
Name:
Title:

Accepted and agreed as of the date first above written:

BMO CAPITAL MARKETS CORP.

By:
Name: Title:

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EXHIBIT B

NEW SOURCE ENERGY PARTNERS L.P.

Common Stock

TERMS AGREEMENT

[            ], 20[    ]

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, in Schedule hereto and in the Equity Distribution Agreement, dated October [    ], 2014 (the “Equity Distribution Agreement”), between the Partnership and BMO Capital Markets Corp. (“BMOCM”), to issue and sell to BMOCM [            ] common units representing limited partner interests in the Partnership (the “Purchased Common Units”)[, and, solely for the purpose of covering over-allotments, to grant to BMOCM the option to purchase an additional [            ] Units of such common stock (the “Additional Common Units”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

[BMOCM shall have the right to purchase from the Partnership all or a portion of the Additional Common Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Common Units at the same purchase price per share to be paid by BMOCM to the Partnership for the Purchased Common Units. This option may be exercised by BMOCM at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Common Units as to which the option is being exercised, and the date and time when the Additional Common Units are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Common Units shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Common Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by BMOCM, as agent of the Partnership, of offers to purchase Common Units in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

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An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Common Units [and the Additional Common Units], in the form heretofore delivered to BMOCM is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Partnership agrees to issue and sell to BMOCM, and BMOCM agrees to purchase from the Partnership, the Purchased Common Units at the time and place and at the purchase price set forth in Schedule 1 hereto.

[Remainder of Page Intentionally Blank]

2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between BMOCM and the Partnership.

NEW SOURCE ENERGY PARTNERS L.P.

By:	New Source Energy GP, LLC its General Partner

By:
Name:
Title:

NEW SOURCE ENERGY GP, LLC

By:
Name:
Title:

Accepted and agreed as of the date first above written:

BMO CAPITAL MARKETS CORP.

By:
Name: Title:

3

Schedule to Terms Agreement

[Price to Public:

USD[    .    ] per unit]

Purchase Price by BMOCM:

USD[    .    ] per unit

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Partnership in same day funds.]

Method of Delivery:

[To BMOCM’s account, or the account of BMOCM’s designee, at The Depository Trust Partnership via DWAC in return for payment of the purchase price.]

Settlement Date:

[            ], 20[    ]

Closing Location:

[            ]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

•	the officer’s certificate referred to in Section 4(c);

•	the legal opinions referred to in Section 4(d) and (e);

•	the “comfort letter” referred to in Section 4(f);

•	the reserve engineer letter referred to in Section 4(g); and

•	such other documents as BMOCM shall reasonably request.

[Indemnity:

[            ]]

[Lockup:

In addition to, and without limiting the generality of, the covenant set forth in Section 3(p) of the Equity Distribution Agreement, [            ].]

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EXHIBIT C

Form of Opinion of

Counsel to the Partnership

1. The Partnership is validly existing as a limited partnership in good standing under the laws of Delaware, and has the limited partnership power and authority to own its property and to conduct its business as described in the Basic Prospectus;

2. The General Partner is validly existing as a limited liability company in good standing under the laws of Delaware, and has the limited liability company power and authority to act as the general partner of the Partnership as described in the Basic Prospectus;

3. The Common Units have been duly authorized for issuance and sale to BMOCM pursuant to the Equity Distribution Agreement and, when issued and delivered by the Partnership in accordance with the terms of the Equity Distribution Agreement against payment of the consideration set forth therein, will be validly issued and fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act);

4. The Equity Distribution Agreement has been duly authorized, executed and delivered by the Partnership and the General Partner;

5. Neither the execution and delivery by the Partnership and General Partner of, nor the performance by the Partnership or General Partner of its obligations under, the Equity Distribution Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or General Partner, or constitute a default under (i) the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act or federal law (the “Applicable Laws”); (ii) the certificate of formation, partnership agreement or operating agreement of the Partnership or General Partner; or (iii) any contract, agreement, obligation, covenant or instrument filed as exhibit to the Registration Statement , except for such conflict, contravention, breaches, violations, defaults, liens, charges or encumbrances, in the case of clauses (i) and (iii) that would not result in a Material Adverse Effect, it being understood that we do not express an opinion in clause (i) of this paragraph (5) with respect to any securities or other anti-fraud laws;

6. No approval, authorization, consent, order or filing of or with any court or governmental body or agency under the Applicable Laws, is required in connection with the issuance and sale of the Common Units, the execution, delivery or performance by any of the Partnership Parties of the Equity Distribution Agreement, or for the consummation by the Partnership Parties of the transactions contemplated by the Equity Distribution Agreement, other than (i) such as have been obtained under the Securities Act or the Exchange Act, (ii) such as may be required under the securities or blue sky laws of the various jurisdictions in which the Common Units are being offered by BMOCM or the by-laws and rules of FINRA; (iii) such consents as have been obtained or made and (iv) such consents that, if not obtained, would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

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7. The Registration Statement has been declared effective; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission. The Basic Prospectus and the Prospectus have been filed in accordance with Rule 424(b) under the Securities Act.

8. The Registration Statement at the time it was declared effective, and the Prospectus, as of its date, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus, and we express no opinion pursuant to this paragraph as to the antifraud provisions of U.S. federal securities laws. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

9. The Common Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the Basic Prospectus and the Prospectus under the captions “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement.”

10. The statements included in the Registration Statement, the Basic Prospectus and the Prospectus under the captions “Description of the Common Units,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “The Partnership Agreement” and “Material U.S. Federal Income Tax Considerations,” insofar as they purport to summarize any agreement, statute or regulation, are accurate summaries in all material respects;

11. The Partnership is not, and after giving effect to the offering and sale of the Common Units and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

12. Nothing has come to the attention of such counsel that causes such counsel to believe that:

(1) the Registration Statement, at the latest Effective Date thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(2) the Prospectus, as of its date and the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

2

except, in each case, that we make no statement and express no belief with respect to financial statements and schedules and other financial or statistical data derived therefrom and information pertaining to oil and gas reserves included in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto.

13. Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Basic Prospectus and the Prospectus, our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and you may rely upon such opinion as if it were addressed to you.

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